UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2013

Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102-3110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 20, 2013, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) issued a press release announcing that it, in conjunction with Fannie Mae (formally known as the Federal National Mortgage Association) and the Federal Housing Finance Agency, has entered into an agreement with Deutsche Bank Securities, Inc. and certain affiliated entities (collectively, “Deutsche Bank”) to settle claims related to investments by Freddie Mac and Fannie Mae in certain residential non-agency mortgage-related securities. The agreement will settle litigation previously initiated by FHFA against Deutsche Bank and also certain repurchase obligations with respect to the loans in these securities.

A copy of this press release is filed as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release, dated December 20, 2013, issued by Freddie Mac

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Kevin I. MacKenzie
Kevin I. MacKenzie
Vice President and Deputy General Counsel - Securities

Date: December 20, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated December 20, 2013, issued by Freddie Mac